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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 21, 1997, which appears on page 27 of the 1997 Annual Report to Shareholders of Hughes Supply, Inc., which is incorporated by reference in the Hughes Supply, Inc. Annual Report on Form 10-K for the year ended January 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Orlando, Florida
July 15, 1997